SECURITIES AND EXCHANGE COMMISSION

   Washington, D.C. 20549


   FORM 8-K

   CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d)
   OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported): June 30, 1998
	     		 			    (June 15, 1998)


	              WOODWARD GOVERNOR COMPANY
	(Exact name of registrant as specified in its charter)


Commission File #0-8408


            Delaware                             36-1984010

(State or other jurisdiction of       (IRS Employer Identification No.)
incorporation or organization)


5001 North Second Street, Rockford, Illinois 61125-7001
	(Address of principal executive offices)


Registrant's telephone number - (815) 877-7441

Item 2.  Acquisition or Disposition of Assets

On June 15, 1998 (effective as of the close of business on June 12, 1998), Woodward Governor Company (the Company) completed the previously announced acquisition of Fuel Systems Textron, Inc. (FST), a subsidiary of Textron Inc. (Textron). This $160 million cash transaction was financed by the Company with a line of credit facility from Wachovia Bank, N.A..

FST is a leading designer, developer, and manufacturer of fuel injection nozzles, spray manifolds, and fuel metering and distribution valves for gas turbine engines in the aircraft (commercial and military) and industrial markets, and also provides commercial repair and overhaul services. FST's facilities are located in Zeeland, MI, Harvard, IL, and Greenville, SC and employ over 440 people. Total 1997 revenues approximated $82 million.

In accordance with the acquisition agreement, the Company has the option under Internal Revenue Code (IRC) Section 338(h)(10) to treat the transaction as an asset purchase for tax purposes. As per the agreement, the Company must notify Textron of this election by September 1, 1998 and will be required to make an additional payment to Textron, not to exceed $13.5 million, as compensation for the additional tax liability Textron would recognize under this election. The Company expects to elect Section 338(h)(10) treatment, as the estimated future tax benefits outweigh the maximum required payment to Textron.

The Company's press release dated June 22, 1998 regarding the completed transaction is attached as an Exhibit.

This report and the attached Exhibits contain forward-looking statements reflecting management's current expectations concerning the acquisition's impact on financial results and earnings per share, the possibility of new products, and the potential for further revenue growth. These statements involve risks and uncertainty. Actual future results and trends may differ materially depending on a variety of factors, including the volume and timing of orders, the impact of acquisition transition and integration efforts, the option to elect
Section 338(h)(10) treatment, and changes in pricing, product demand, competition, product life cycles and business cycles. All of these matters are difficult to forecast.

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

It is impracticable to provide the required historical and interim financial statements of FST at the date of this report. Pursuant to the Commission's Rules and Regulations, the Company anticipates that any required financial statements will be filed by amendment to this report within 60 days after the date that this report is required to be filed.

(b)  Pro Forma Financial Information

It is also impracticable to provide the required historical and interim pro forma financial information at the date of this report. This information is expected to be filed with the Commission within 60 days.

(c)  Exhibits

Exhibit 2  -	Purchase and Sale Agreement by and between Textron Inc.
            	and Woodward Governor Company dated as of June 15, 1998.

Exhibit 99 -	Press Release dated June 22, 1998.





SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


		WOODWARD GOVERNOR COMPANY


June 26, 1998 	     /s/ Stephen P. Carter
                     Stephen P. Carter, Vice President,
                     Chief Financial Officer and
	                    Treasurer